NATIONAL BEEF PACKING COMPANY, LLC
AND SUBSIDIARIES

Consolidated Balance Sheets
(in thousands)
(unaudited)
	November 26, 2011	August 27, 2011
Assets
Current assets:
Cash and cash equivalents	$20,656	$50,662
Accounts receivable, less allowance for returns and doubtful accounts of $3,200 and $3,368, respectively	179,109	200,254
Due from affiliates	5,692	5,803
Other receivables	9,986	7,448
Inventories	302,329	276,783
Other current assets	31,140	25,975
Total current assets	548,912	566,925
Property, plant and equipment, at cost	598,998	588,217
Less accumulated depreciation	277,614	267,875
Net property, plant and equipment	321,384	320,342
Goodwill	81,242	81,242
Other intangibles, net of accumulated amortization of $14,047 and $13,969, respectively	22,490	22,566
Other assets	7,921	7,690
Total Assets	$981,949	$998,765
Liabilities and Members’ Deficit
Current liabilities:
Current installments of long-term debt	$38,505	$38,486
Cattle purchases payable	98,757	73,407
Accounts payable – trade	85,779	81,226
Due to affiliates	684	460
Accrued compensation and benefits	28,812	77,288
Accrued insurance	20,092	17,271
Other accrued expenses and liabilities	17,693	19,242
Distributions payable	2,021	26,341
Total current liabilities	292,343	333,721
Long-term debt, excluding current installments	340,617	321,926
Other liabilities	1,871	1,954
Total liabilities	634,831	657,601
Capital subject to redemption	314,329	351,071
Members’ deficit
Members’ deficit attributable to NBP	29,586	(13,063)
Accumulated other comprehensive attributable to NBP	40	68
Noncontrolling interest in Kansas City Steak Company, LLC	3,163	3,088
Total members’ deficit	32,789	(9,907)
Total Liabilities and Members' deficit	$981,949	$998,765

See accompanying notes to consolidated financial statements.

NATIONAL BEEF PACKING COMPANY, LLC
AND SUBSIDIARIES

Consolidated Statements of Operations
(in thousands)
(unaudited)

	13 weeks ended	13 weeks ended
	November 26, 2011	November 27, 2010
Net sales	$1,775,715	$1,587,320
Costs and expenses:
Cost of sales	1,733,255	1,505,439
Selling, general and administrative	13,228	12,887
Depreciation and amortization	10,290	12,213
Total costs and expenses	1,756,773	1,530,539
Operating income	18,942	56,781
Other income (expense):
Interest income	3	7
Interest expense	(2,290)	(2,598)
Other, net	954	596
Income before taxes	17,609	54,786
Income tax expense	566	334
Net income	17,043	54,452
Net income attributable to the noncontrolling interest	(75)	(62)
Net income attributable to NBP	$16,968	$54,390

See accompanying notes to consolidated financial statements.

NATIONAL BEEF PACKING COMPANY, LLC
AND SUBSIDIARIES

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	13 weeks ended	13 weeks ended
	November 26, 2011	November 27, 2010
Cash flows from operating activities:
Net income	$17,043	$54,452
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,290	12,213
Gain on disposal of property, plant and equipment	(747)	(365)
Amortization of debt issuance costs	318	345
Change in assets and liabilities:
Accounts receivable	21,145	4,772
Due from affiliates	111	65
Other receivables	(2,538)	(461)
Inventories	(25,546)	(7,868)
Other assets	(5,722)	(22,187)
Cattle purchases payable	16,625	15,986
Accounts payable	2,625	(747)
Due to affiliates	224	224
Accrued compensation and benefits	(48,476)	(47,039)
Accrued insurance	2,821	2,793
Other accrued expenses and liabilities	(1,632)	7,858
Net cash (used in) provided by operating activities	(13,459)	20,041
Cash flows from investing activities:
Capital expenditures, including interest capitalized	(12,415)	(13,405)
Proceeds from sale of property, plant and equipment	1,913	776
Net cash used in investing activities	(10,502)	(12,629)
Cash flows from financing activities:
Net receipts under revolving credit lines	28,242	37,991
Repayments of term note payable	(9,250)	(5,000)
Change in overdraft balances	10,653	(882)
Repayments of other indebtedness	(282)	(279)
Member distributions	(35,380)	(33,448)
Net cash used in financing activities	(6,017)	(1,618)
Effect of exchange rate changes on cash	(28)	10
Net (decrease) increase in cash	(30,006)	5,804
Cash and cash equivalents at beginning of period	50,662	20,405
Cash and cash equivalents at end of period	$20,656	$26,209
Supplemental disclosures:
Cash paid during the period for interest	$2,154	$2,437
Cash paid during the period for taxes	$118	$14
Supplemental non-cash disclosures of investing and financing activities:
Assets acquired through capital lease	$—	$52

See accompanying notes to consolidated financial statements.

NATIONAL BEEF PACKING COMPANY, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1)  Interim Financial Statements

Basis of Presentation

The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP, for interim financial information; therefore, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these estimates and judgments.  For further information, refer to the audited Consolidated Financial Statements and Notes to Consolidated Financial Statements, which are included in NBP’s Annual Report on Form 10-K on file with the Securities and Exchange Commission, or SEC for the fiscal year ended August 27, 2011.  The results of operations for the interim periods presented are not necessarily indicative of the results for a full fiscal year.

(2)  New Accounting Pronouncements

In May 2011, the FASB issued Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS under ASU 2011-04, or ASU 2011-04.  ASU 2011-04 amends ASC 820, Fair Value Measurements (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the ASC 820 disclosure requirements, particularly for Level 3 fair value measurements.  ASU 2011-04 will be effective for the Company's third quarter of fiscal 2012.  The amendments in ASU 2011-04 are to be applied prospectively.  The adoption of ASU 2011-04 is not expected to have a material effect on the Company's consolidated financial statements, but may require certain additional disclosures.

In June 2011, the FASB issued Presentation of Comprehensive Income under ASU 2011-05 or ASU 2011-05.  ASU 2011-05 requires the presentation of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements.  ASU 2011-05 will be effective for the Company's first quarter of fiscal 2013.  The adoption of ASU 2011-05 is not expected to have a material effect on the Company's condensed consolidated financial statements, but may require a change in the presentation of the Company's comprehensive income from the statement of members' (deficit)/capital, to the presentation of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The amendments in ASU 2011-05 are to be applied retrospectively.   The adoption of ASU 2011-05 is not expected to have a material effect on the Company's consolidated financial statements.

In September 2011, the FASB issued Testing Goodwill for Impairment under ASU2011-08, which is intended to reduce the cost and complexity of the annual goodwill impairment test by providing entities with the option of performing a qualitative assessment to determine whether impairment testing is necessary.  The revised standard will be effective for annual and interim goodwill impairment tests performed beginning in the first quarter of fiscal 2013, with early adoption permitted under certain circumstances.  The Company is currently evaluating options related to early adoption.

(3)  Inventories

Inventories at November 26, 2011 and August 27, 2011 consisted of the following (in thousands):

	November 26, 2011	August 27, 2011
Dressed and boxed meat products	$184,970	$173,853
Beef by-products	56,595	57,009
Supplies and other	60,764	45,921
Total inventory	$302,329	$276,783

(4)  Comprehensive Income

Comprehensive income, which consists of net income and foreign currency translation adjustments, was as follows for the periods indicated (in thousands):

	13 weeks ended	13 weeks ended
	November 26, 2011	November 27, 2010
Net income	$17,043	$54,452
Other comprehensive income / (loss):
Foreign currency translation adjustments	(28)	10
Comprehensive income	17,015	54,462
Comprehensive income attributable to the noncontrolling interest	(75)	(62)
Comprehensive income attributable to NBP	$16,940	$54,400

(5)  Contingencies

The Company is a party to a number of lawsuits and claims arising out of the operation of its business.  Management believes the ultimate resolution of such matters should not have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

(6)  Capital Subject to Redemption

At any time after certain dates, the earliest being July 31, 2010 in the case of NBPCo Holdings, the latest being July 31, 2011 in the case of certain affiliates of our Chief Executive Officer, Timothy M. Klein, or the Klein Affiliates, NBPCo Holdings and the Klein Affiliates have the right to request that the Company repurchase their interests, the value of which is to be determined by a mutually agreed appraisal process or a specified formula.  If the Company is unable to effect the repurchase within a specified time, the requesting member(s) have the right to cause a sale process to commence.

Generally accepted accounting principles require the Company to determine the fair value of the capital subject to redemption at the end of each reporting period.  The carrying value of capital subject to redemption reflects fair value.  In determining the fair value of the capital subject to redemption held by NBPCo Holdings as of November 26, 2011, management has considered the negotiated equity value for the transaction with Leucadia National Corporation; in determining the fair value as of August 27, 2011, management considered previous redemption prices, valuations of peer companies, and other factors. The capital subject to redemption held by the Klein Affiliates as of November 26, 2011 and August 27, 2011, was valued based upon a contractually stipulated valuation formula.

At November 26, 2011, the value of the capital subject to redemption was determined to be $314.3 million, which was equal to its carrying value.  The total value of the capital subject to redemption at November 26, 2011, decreased by approximately $36.7 million compared to the value at August 27, 2011.  The carrying value of the capital subject to redemption increased through valuation adjustments during the thirteen week period ending November 26, 2011 by approximately $38.2 million resulting in the $314.3 million carrying value, as reflected in the accompanying consolidated balance sheet as of November 26, 2011.  Offsetting the change in value of capital subject to redemption is a corresponding change in members’ capital.

(7)  Fair Value Measurements

The Company determines fair value utilizing a three-level fair value hierarchy that prioritizes the inputs used to measure fair value.  The fair value hierarchy gives the highest priority to quoted market prices (Level 1) and the lowest priority to unobservable inputs (Level 3).  The three levels of inputs used to measure fair value are as follows:

•	Level 1 – quoted prices in active markets for identical assets or liabilities accessible by the reporting entity.

•
Level 2 – observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – unobservable inputs for an asset or liability. Unobservable inputs should only be used to the extent observable inputs are not available.

The following table details the assets and liabilities measured at fair value on a recurring basis as of November 26, 2011 and August 27, 2011 and also the level within the fair value hierarchy used to measure each category of assets (in thousands).

Description	November 26, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Other current assets – derivatives	$5,085	$—	$5,085	$—
Other accrued expenses and liabilities – derivatives	$4,662	$4,662	$—	$—
Capital subject to redemption	314,329	$—	$75,947	$238,382

Description	August 27, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Other current assets – derivatives	$4,022	$—	$4,022	$—
Other accrued expenses and liabilities – derivatives	$5,860	$5,860	$—	$—
Capital subject to redemption	$351,071	$—	$75,922	$275,149

Management has used certain contractual redemption prices in measuring the fair value of the Klein Affiliates capital subject to redemption, which is included in level 2 as of November 26, 2011.  NBPCo Holdings Capital subject to redemption was previously based on unobservable inputs and included in level 3 as of August 27, 2011.  However, as of November 26, 2011, NBPCo Holdings capital subject to redemption was based on recent acquisition offer prices, thus included in level 2.

The following table presents a reconciliation of capital subject to redemption measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the thirteen weeks ended November 26, 2011 (in thousands).

Beginning Balance, August 27, 2011	$275,149
Allocation of net income	4,216
Class A 5% priority distributions	(736)
Class B distributions	(2,016)
Appraisal valuation adjustment	(38,231)
Balance, November 26, 2011	$238,382

(8)  Disclosure about Derivative Instruments and Hedging Activities

As part of the Company’s ongoing operations, the Company is exposed to market risks such as changes in commodity prices.  To manage these risks, the Company may enter into the following derivative instruments pursuant to our established policies:

•	Forward purchase contracts for cattle for use in our beef plants
•	Exchange traded futures contracts for cattle
•	Exchange traded futures contracts for grain

While management believes each of these instruments help mitigate various market risks, they are not designated and accounted for as hedges as a result of the extensive recordkeeping requirements associated with hedge accounting.  Accordingly, the gains and losses associated with the change in fair value of the instruments are recorded to net sales and cost of goods sold in the period of change.  Certain firm commitments for live cattle purchases and all firm commitments for boxed beef sales are treated as normal purchases and sales and not recorded at fair value.

The Company enters into certain commodity derivatives, primarily with a diversified group of highly rated counterparties.  The maximum amount of loss due to the credit risk of the counterparties, should the counterparties fail to perform according to the terms of the contracts, is deemed to be immaterial as of November 26, 2011.  The exchange-traded contracts have been entered into under a master netting agreement.  None of the derivatives entered into have credit-related contingent features.  The Company has $12.3 million and $14.5 million in cash collateral posted on its derivative liabilities included in other assets on the consolidated balance sheet as of November 26, 2011 and August 27, 2011, respectively.

The following table presents the fair values as discussed in Note 7 and other information regarding derivative instruments not designated as hedging instruments as of November 26, 2011 and August 27, 2011 (in thousands):

	Derivative Asset		Derivative Liability
	As of November 26, 2011		As of November 26, 2011
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Commodity contracts	Other current assets	$5,085	Other accrued expenses and liabilities	$4,662
Totals		$5,085		$4,662

	Derivative Asset		Derivative Liability
	As of August 27, 2011		As of August 27, 2011
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Commodity contracts	Other current assets	$4,022	Other accrued expenses and liabilities	$5,860
Totals		$4,022		$5,860

The following table presents the impact of derivative instruments on the Consolidated Statement of Operations for the  thirteen week periods ended November 26, 2011 and November 27, 2010, respectively (in thousands):

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss)Recognized in Income on Derivatives	Amount of Gain or (Loss)Recognized in Income on Derivatives
		13 weeks ended November 26, 2011
Commodity contracts	Net sales	$3,390
Commodity contracts	Cost of sales	(5,014)
Totals		$(1,624)

Derivatives Not Designated as Hedging Instruments	Location of Gain or (Loss)Recognized in Income on Derivatives	Amount of Gain or (Loss)Recognized in Income on Derivatives
		13 weeks ended November 27, 2010
Commodity contracts	Net sales	$6,970
Commodity contracts	Cost of sales	(6,489)
Totals		$481

(9)  Segments

The Company’s operating segments are based on segment profit and evaluated by the Chief Executive Officer, who also serves as the Chief Operating Decision Maker, or CODM.  Segment profit is measured as operating income for NBP’s two reporting segments, Core Beef and Other, based on the definitions provided in ASC 280, Segment Reporting.

Core Beef—the majority of NBP’s revenues are generated from the sale of fresh meat, which include chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, and other products. In addition, we also sell beef by-products including hides to the variety meat, feed processing, fertilizer and pet food industries. Aggregation criteria were applied to determine the constituents of the Core Beef segment.

Other—the Other segment of NBP consists of the operations of National Carriers, Inc., a refrigerated and livestock contract carrier company, National Elite Transportation, LLC, a provider of transportation logistics services,  and Kansas City Steak Company, LLC, a portion control steak cutting operation.

Eliminations—this line item includes eliminations of inter-segment and intra-segment activity resulting from the consolidation process.

The following table represents segment results for the periods indicated (in thousands):

	13 weeks ended November 26, 2011	13 weeks ended November 27, 2010
Net sales:
Core beef	$1,838,893	$1,620,788
Other	59,977	53,646
Eliminations	(123,155)	(87,114)
Total net sales	$1,775,715	$1,587,320
Operating income:
Core beef	$18,057	$56,432
Other	885	349
Total operating income	18,942	56,781
Interest income	3	7
Interest expense	(2,290)	(2,598)
Other expense, net	954	596
Total income before taxes	$17,609	$54,786

	November 26, 2011	November 27, 2010
Assets:
Core beef	$929,852	$899,616
Other	53,723	46,885
Eliminations	(1,626)	(1,890)
Total assets	$981,949	$944,611

(10)  Subsequent Events

On December 5, 2011, U.S. Premium Beef, LLC and National Beef Packing Company, LLC announced that the owners of National Beef Packing Company, LLC entered into a Membership Interest Purchase Agreement with Leucadia National Corporation, or Leucadia, under which Leucadia would acquire approximately 79% of the outstanding ownership interests in National Beef Packing Company, LLC for approximately $875.4 million (the "Leucadia Transaction"). The transaction became effective on December 30, 2011.

On December 2, 2011, the Company and its subsidiaries National Beef California, LP and National Carriers, Inc. entered into the Third Amendment to the Amended and Restated Credit Agreement and Limited Consent with CoBank, ACB and various other lenders (the “Third Amendment”). The Third Amendment amends the Amended and Restated Credit Agreement dated as of June 4, 2010 (the “Credit Facility”). The Third Amendment became effective contemporaneously with the closing of the Leucadia Transaction. The primary purpose of the Third Amendment was to amend the Credit Facility to (i) consent to the Leucadia Transaction, (ii) take into account the formation of National Beef Pennsylvania, LLC (“National Beef PA”) and the corresponding contribution by the Company of certain assets to National Beef PA, (iii) provide for the addition of National Beef PA as a borrower under the Credit Facility, and (iv) permit the Company’s fiscal year to change to a fifty-two or fifty-three week period ending on the last Saturday in December, effective upon consummation of the Leucadia Transaction. The principal provisions of the Credit Facility are unchanged by the Third Amendment.